UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2008

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2008, the Company’s Board of Directors approved the form of its Indemnity Agreement and the Company entered into an Indemnity Agreement with directors Charles A. Schwan, Harry L. Casari, Robert L. Ciardella and Harold Harrigian. Additionally, the Company entered into an Indemnity Agreement with executive officers James A. Donahue, Jeffrey D. Jones and Thomas L. Green. The Indemnity Agreement provides that the Company shall indemnify each director and executive officer to the fullest extent permitted by law if such director or officer incurs any liabilities, losses or expenses arising out of a legal proceeding or investigation as a result of such director’s or officer’s capacity as such to the Company.

The description of the Indemnity Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 - Form of Indemnity Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

July 25, 2008	By:	Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: VP Finance & CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnity Agreement